FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
THIRD QUARTER 2015 RESULTS

- - Strong Margin Expansion - -

COLUMBUS, Ohio, USA - November 5, 2015 - Mettler-Toledo International Inc. (NYSE: MTD) today announced third quarter results for 2015. Provided below are the highlights:

•	Sales in local currency increased 3% in the quarter compared with the prior year. Reported sales decreased 4% as currency reduced sales growth by 7% in the quarter.

•
Net earnings per diluted share as reported (EPS) were $3.16, compared with $2.89 in the prior- year period. Adjusted EPS was $3.26, an increase of 11% over the prior-year amount of $2.95. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.

Third Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “Sales growth in the Americas was very strong with broad-based growth in most product lines. Europe came in as expected and we continue to execute well in this region. We continued to experience sales declines in China, Russia and Brazil, however our other emerging markets businesses performed well in the quarter. We had very good margin expansion in the quarter and, despite currency headwinds, achieved solid EPS growth.”

EPS in the quarter was $3.16, compared with the prior-year amount of $2.89. Adjusted EPS was $3.26, an increase of 11% over the prior-year amount of $2.95.

Sales were $604.2 million, a 3% increase in local currency sales, compared with $629.1 million in the prior-year quarter. Reported sales decreased 4% as currency reduced sales growth by 7% in the quarter. By region, local currency sales increased 10% in the Americas, 1% in Europe and declined 1% in Asia / Rest of World as compared to the prior-year period. Adjusted operating income amounted to $134.3 million, a 6% increase from the prior-year amount of $126.7 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $126.0 million, compared with $127.3 million in the prior-year quarter.

Nine Month Results
EPS for the nine months was $8.07, compared with the prior-year amount of $7.30. Adjusted EPS was $8.31, an increase of 11% over the prior-year amount of $7.51.

Sales were $1.722 billion, a 4% increase in local currency sales, compared with $1.789 billion in the prior-year period. Reported sales decreased 4% as currency reduced sales growth by 8% in the period. By region, local currency sales increased 7% in the Americas, 3% in Europe and 1% in Asia / Rest of World as compared to the prior-year period. Adjusted operating income amounted to $349.9 million, a 6% increase from the prior-year amount of $330.6 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $289.8 million, compared with $278.2 million in the prior-year period.

Share Repurchase Authorization

The Company has a $3.0 billion stock repurchase program of which $2.9 billion has been utilized. The Company announced that the Board of Directors authorized an additional $1.5 billion to the share repurchase program. Any amount remaining under the existing program will be incorporated into the new authorization.  Filliol commented, “The additional authorization allows us to continue the share repurchase program which has provided strong returns for our shareholders over many years.  We are confident in our future growth prospects and our balance sheet and cash flow generation remain very strong.” The Company expects the additional authorization will be utilized over the next several years.  The Company added that the repurchases will be made through open market transactions, and the amount and timing will depend on business and market conditions, stock price, trading restrictions, the level of acquisition activity and other factors.

Outlook

The Company updated its outlook and noted that forecasting remains challenging. In particular, weak demand in Brazil, Russia and China remains and the timing of a recovery is uncertain. Weak economic activity in those markets may also impact demand in other markets. Foreign exchange rates also represent a headwind and greater volatility in rates may continue.

Based on today’s assessment, management anticipates that local currency sales growth in the fourth quarter 2015 will be approximately 2% and Adjusted EPS is forecasted to be in the range of $4.58 to $4.63, an increase of 8% to 9%.

For the full year 2015, local currency sales growth is expected to be approximately 3% and Adjusted EPS in the range of $12.85 to $12.90, an increase of approximately 10%. This compares to previous guidance of Adjusted EPS of $12.75 to $12.90.

The Company said that based on its assessment of market conditions today, management anticipates local currency sales growth in 2016 will be in the range of 3% to 4%. This sales growth is expected to result in Adjusted EPS in the range of $14.10 to $14.30, an increase of 9% to 11%.

Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS as it would require an estimate of non-recurring items, which are not yet known.

Conclusion

Filliol concluded, “We remain cautious on China, Brazil and Russia as market conditions are challenging and a recovery is not yet visible. These countries represent less than 20% of our total sales and our focus for those markets is to protect our operating margins and ensure our resources are targeted to long-term growth opportunities. Our business in the developed world and in other emerging markets is performing well. We are capitalizing on our strong product pipeline, best-in-class sales and marketing programs and our investment in additional field resources. Our margin enhancement and productivity initiatives are well on track and allow us to make these investments despite weak demand in the previously-mentioned countries and adverse foreign exchange rates.”

Other Matters
The Company will host a conference call to discuss its quarterly results today (Thursday, November 5) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company has strong leadership positions in all businesses and believes it holds global number-one market positions in a majority of them. Specifically, METTLER TOLEDO is the largest provider of weighing instruments for use in laboratory, industrial and food retailing applications. The Company is also a leading provider in analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development and process analytics instruments used for in-line measurement in production processes. In addition, METTLER TOLEDO is the largest supplier of end-

of-line inspection systems used in production and packaging for food, pharmaceutical and other industries. Additional information about METTLER TOLEDO can be found at www.mt.com/investors.
Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2015		% of sales	September 30, 2014	% of sales

Net sales	$604,154	(a)	100.0	$629,100	100.0
Cost of sales	264,625		43.8	285,549	45.4
Gross profit	339,529		56.2	343,551	54.6

Research and development	29,711		4.9	30,352	4.8
Selling, general and administrative	175,546		29.1	186,499	29.6
Amortization	7,767		1.3	7,198	1.1
Interest expense	7,029		1.1	5,991	1.0
Restructuring charges	2,561		0.4	1,050	0.2
Other charges (income), net	(8)		(0.0)	625	0.1
Earnings before taxes	116,923		19.4	111,836	17.8

Provision for taxes	28,062		4.7	26,840	4.3
Net earnings	$88,861		14.7	$84,996	13.5

Basic earnings per common share:
Net earnings	$3.23			$2.96
Weighted average number of common shares	27,547,734			28,732,152

Diluted earnings per common share:
Net earnings	$3.16			$2.89
Weighted average number of common and common equivalent shares	28,113,287			29,408,614

Note:
(a)	Local currency sales increased 3% as compared to the same period in 2014.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three Months Ended			Three Months Ended
	September 30, 2015		% of sales	September 30, 2014	% of sales

Earnings before taxes	$116,923			$111,836
Amortization	7,767			7,198
Interest expense	7,029			5,991
Restructuring charges	2,561			1,050
Other charges (income), net	(8)			625
Adjusted operating income	$134,272	(b)	22.2	$126,700	20.1

Note:
(b)	Adjusted operating income increased 6% as compared to the same period in 2014.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2015		% of sales	September 30, 2014	% of sales

Net sales	$1,721,912	(a)	100.0	$1,788,555	100.0
Cost of sales	760,666		44.2	824,187	46.1
Gross profit	961,246		55.8	964,368	53.9

Research and development	87,966		5.1	91,974	5.1
Selling, general and administrative	523,392		30.4	541,793	30.3
Amortization	22,929		1.3	21,575	1.2
Interest expense	20,696		1.2	17,613	1.0
Restructuring charges	5,188		0.3	4,447	0.2
Other charges (income), net	(858)		(0.0)	1,348	0.1
Earnings before taxes	301,933		17.5	285,618	16.0

Provision for taxes	72,464		4.2	68,549	3.9
Net earnings	$229,469		13.3	$217,069	12.1

Basic earnings per common share:
Net earnings	$8.24			$7.47
Weighted average number of common shares	27,833,541			29,056,663

Diluted earnings per common share:
Net earnings	$8.07			$7.30
Weighted average number of common and common equivalent shares	28,443,478			29,747,321

Note:
(a)	Local currency sales increased 4% as compared to the same period in 2014.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Nine Months Ended			Nine Months Ended
	September 30, 2015		% of sales	September 30, 2014	% of sales

Earnings before taxes	$301,933			$285,618
Amortization	22,929			21,575
Interest expense	20,696			17,613
Restructuring charges	5,188			4,447
Other charges (income), net	(858)			1,348
Adjusted operating income	$349,888	(b)	20.3	$330,601	18.5

Note:
(b)	Adjusted operating income increased 6% as compared to the same period in 2014.

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	September 30, 2015	December 31, 2014

Cash and cash equivalents	$123,299	$85,263
Accounts receivable, net	390,540	435,648
Inventories	225,542	204,531
Other current assets and prepaid expenses	128,934	123,988
Total current assets	868,315	849,430

Property, plant and equipment, net	513,568	511,462
Goodwill and other intangible assets, net	562,697	556,869
Other non-current assets	108,966	91,349
Total assets	$2,053,546	$2,009,110

Short-term borrowings and maturities of long-term debt	$21,061	$116,164
Trade accounts payable	136,565	145,896
Accrued and other current liabilities	435,789	416,830
Total current liabilities	593,415	678,890

Long-term debt	601,731	335,790
Other non-current liabilities	272,048	274,835
Total liabilities	1,467,194	1,289,515

Shareholders’ equity	586,352	719,595
Total liabilities and shareholders’ equity	$2,053,546	$2,009,110

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014

Cash flow from operating activities:
Net earnings	$88,861	$84,996	$229,469	$217,069
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	8,320	8,595	24,978	25,469
Amortization	7,767	7,198	22,929	21,575
Deferred tax benefit	(564)	(2,660)	(3,245)	(6,102)
Excess tax benefits from share-based payment arrangements	(140)	(890)	(1,418)	(10,459)
Other	3,443	3,306	10,513	9,883
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	18,354	26,716	6,600	20,803
Net cash provided by operating activities	126,041	127,261	289,826	278,238

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	154	137	281	433
Purchase of property, plant and equipment	(20,833)	(24,288)	(56,756)	(61,408)
Acquisitions	(10,669)	(130)	(10,969)	(3,385)
Net hedging settlements on intercompany loans	7,248	236	(5,563)	182
Net cash used in investing activities	(24,100)	(24,045)	(73,007)	(64,178)

Cash flows from financing activities:
Proceeds from borrowings	56,552	202,959	550,002	512,977
Repayments of borrowings	(60,968)	(181,918)	(374,891)	(438,529)
Proceeds from exercise of stock options	4,096	5,013	21,834	14,045
Excess tax benefits from share-based payment arrangements	140	890	1,418	10,459
Repurchases of common stock	(123,750)	(112,498)	(371,223)	(296,476)
Acquisitions contingent consideration paid	(150)	—	(572)	—
Debt issuance costs	—	(914)	(432)	(941)
Net cash used in financing activities	(124,080)	(86,468)	(173,864)	(198,465)

Effect of exchange rate changes on cash and cash equivalents	(3,871)	(1,449)	(4,919)	(1,158)

Net increase (decrease) in cash and cash equivalents	(26,010)	15,299	38,036	14,437

Cash and cash equivalents:
Beginning of period	149,309	111,012	85,263	111,874
End of period	$123,299	$126,311	$123,299	$126,311

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$126,041	$127,261	$289,826	$278,238
Excess tax benefits from share-based payment arrangements	140	890	1,418	10,459
Payments in respect of restructuring activities	1,580	2,019	3,602	7,977
Proceeds from sale of property, plant and equipment	154	137	281	433
Purchase of property, plant and equipment	(20,833)	(24,288)	(56,756)	(61,408)
Free cash flow	$107,082	$106,019	$238,371	$235,699

METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth (Decrease)
Three Months Ended September 30, 2015			(13)%		8%	(8)%		(4)%
Nine Months Ended September 30, 2015			(13)%		6%	(4)%		(4)%

Local Currency Sales Growth (Decrease)
Three Months Ended September 30, 2015			1%		10%	(1)%		3%
Nine Months Ended September 30, 2015			3%		7%	1%		4%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

Three months ended						Nine months ended
September 30,						September 30,
2015			2014		% Growth	2015		2014		% Growth

EPS as reported, diluted	$3.16		$2.89		9%	$8.07		$7.30		11%

Restructuring charges, net of tax	0.07	(a)	0.03	(a)		0.14	(a)	0.11	(a)
Purchased intangible amortization, net of tax	0.03	(b)	0.03	(b)		0.10	(b)	0.10	(b)

Adjusted EPS, diluted	$3.26		$2.95		11%	$8.31		$7.51		11%

Notes:
(a)
Represents the EPS impact of restructuring charges of $2.6 million ($1.9 million after tax) and $1.1 million ($0.8 million after tax) for the three months ended September 30, 2015 and 2014, respectively and $5.2 million ($3.9 million after tax) and $4.4 million ($3.4 million after tax) for the nine months ended September 30, 2015 and 2014, respectively, which primarily include employee related costs.

(b)
Represents the EPS impact of purchased intangibles amortization, net of tax, of $0.9 million and $1.0 million for the three months ended September 30, 2015 and 2014, respectively and $2.9 million and $2.8 million for the nine months ended September 30, 2015 and 2014, respectively.